Exhibit 8.1

August 30, 2005	Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrownrowe.com

To the Persons Listed on

Schedule I attached hereto

Re:	Capital One Prime Auto Receivables Trust 2005-1 Federal Tax Opinion

Ladies and Gentlemen:

We have acted as special counsel to Capital One Auto Finance, Inc., a Texas corporation (“COAF”), Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Seller”), and Capital One Prime Auto Receivables Trust 2005-1, a Delaware statutory trust (the “Issuer”; and together with COAF and the Seller, the “Capital One Entities”), in connection with the execution and delivery of the documents listed in Part I below related to the issuance and sale by the Issuer of asset-backed notes (the “Notes”) as described below. We have also acted as special counsel to Capital One Financial Corporation in connection with the execution and delivery of the Limited Guaranty (as defined below).

The Notes will be issued by the Issuer pursuant to an Indenture (as defined below). Under the Trust Agreement, the Seller will retain the residual interest, which will initially be uncertificated, in the Trust. The Notes will be sold to the various underwriters pursuant to an Underwriting Agreement (as defined below).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in Appendix A of the Sale and Servicing Agreement (as defined below).

I. Documents Reviewed

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

A.	the Purchase Agreement, dated as of August 30, 2005, between COAF, as seller, and the Seller, as purchaser.

B.	the Sale and Servicing Agreement, dated as of August 30, 2005 (the “Sale and Servicing Agreement”), among the Seller, as seller, the Issuer, as purchaser, COAF, as servicer (in such capacity, the “Servicer”), and JPMorgan Chase Bank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington, D.C.

Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

MAYER, BROWN, ROWE & MAW LLP

The Persons Listed on Schedule I

August 30, 2005

C.	the Indenture, dated as of August 30, 2005 (the “Indenture”), between the Issuer and the Indenture Trustee.

D.	the Amended and Restated Trust Agreement, dated as of August 30, 2005 (the “Trust Agreement”), between the Seller, as depositor, and Wilmington Trust Company (the “Owner Trustee”).

E.	the Administration Agreement, dated as of August 30, 2005, among COAF, as administrator, the Issuer, and the Indenture Trustee;

F.	the forms of the Notes;

G.	the Underwriting Agreement, dated August 23, 2005 (the “Underwriting Agreement”), among COAF, the Seller, Morgan Stanley & Co. Incorporated and Lehman Brothers Inc.;

H.	the Limited Guaranty, dated as of August 30, 2005, by Capital One Financial Corporation (“COFC”) in favor of the Indenture Trustee and the Issuer (the “Limited Guaranty”);

I.	the ISDA 1992 Master Agreement, dated as of August 30, 2005, and the related Schedule and Confirmation, all between the Issuer and Morgan Stanley Capital Services Inc.;

J.	the registration statement on Form S-3 (No. 333-125612) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on June 8, 2005, and Amendment No. 1 to such registration statement filed with the Commission June 17, 2005; and

K.	the prospectus supplement dated August 23, 2005 (the “Prospectus Supplement”) and the base prospectus dated June 17, 2005 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) under the Act.

The documents set forth in clauses (A) through (I) above are referred to herein collectively as the “Transaction Documents,” and the transactions contemplated by the Transaction Documents and the Prospectus are referred to herein collectively as the “Transactions.”

In rendering the opinions set forth herein, we have also examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such (i) certificates of public officials, (ii) certificates and representations of officers and representatives of the Capital One Entities, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Capital One Entities, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assumed the accuracy of, all such certificates and representations, documents and records and the representations and warranties made by the Capital One Entities in the Transaction Documents, in each case with respect to the factual

MBR&M Federal Tax Opinion

MAYER, BROWN, ROWE & MAW LLP

The Persons Listed on Schedule I

August 30, 2005

matters set forth therein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the legal capacity of all natural persons. In addition, as to the matters covered thereby, we have relied on the legal opinion of Frank R. Borchert, III, Deputy General Counsel of COAF, COFC and the Seller, the opinion of Richards, Layton & Finger on behalf of the Seller and the opinion of Richards, Layton & Finger on behalf of the Owner Trustee and Issuer, each dated as of the date hereof.

The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

Notice Pursuant to IRS Circular 230

This opinion and our conclusions set forth below are not intended or written by us to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on any taxpayer under U.S. tax law. This opinion was written to support the promotion or marketing by the Issuer of the transactions addressed in this opinion. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in the Notes.

II. Opinions Rendered

Based upon the foregoing and assuming that the Transaction Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, it is our opinion that:

A.	The Notes will be treated as debt for United States federal income tax purposes.

B.	The Issuer will not be classified for federal income tax purposes as an association or publicly-traded partnership taxable as a corporation.

C.	The statements contained in the Prospectus Supplement under the headings “Summary of Terms – Tax Status” and “Material Federal Income Tax Consequences” and in the Base Prospectus under the heading “Material Federal Income Tax Consequences”, to the extent that they constitute statements of matters of federal law or legal conclusions with respect

MBR&M Federal Tax Opinion

MAYER, BROWN, ROWE & MAW LLP

The Persons Listed on Schedule I

August 30, 2005

thereto, while not purporting to discuss all possible consequences of investment in the Notes, accurately describe the material consequences to holders of the Notes under the Code.

MBR&M Federal Tax Opinion

MAYER, BROWN, ROWE & MAW LLP

The Persons Listed on Schedule I

August 30, 2005

The scope of these opinions is expressly limited to the issues set forth herein and is limited in all respects to laws and facts existing on the date hereof. We express no opinion with respect to any other taxes or collateral tax consequences with respect to the Receivables or the Issuer.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP

WAL/RFH/CBH

MBR&M Federal Tax Opinion

Schedule I

Standard & Poor’s Ratings Services

Moody’s Investors Service

Fitch, Inc.

Morgan Stanley & Co. Incorporated

Lehman Brothers Inc.,

    as Representatives of the Several Underwriters

Wilmington Trust Company, as Owner Trustee

JPMorgan Chase Bank, N.A., as Indenture Trustee

Capital One Financial Corporation

Capital One Auto Finance, Inc.

Capital One Auto Receivables, LLC

Capital One Prime Auto Receivables Trust 2005-1